Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

RESULTS FOR THE SECOND QUARTER 2017

MIAMI, FLORIDA, August 14, 2017 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (OTCQX: SBSAA) today reported financial results for the three- and six-months ended June 30, 2017.

Financial Highlights

(in thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2017	2016	Change	2017	2016	Change
Net revenue:
Radio	$31,279	$31,429	(0%)	$59,503	$59,954	(1%)
Television	2,902	3,831	(24%)	6,028	6,919	(13%)
Consolidated	$34,181	$35,260	(3%)	$65,531	$66,873	(2%)
Adjusted OIBDA, a non-GAAP measure*:
Radio	$10,675	$13,975	(24%)	$19,564	$22,998	(15%)
Television	125	706	(82%)	(518)	(315)	(64%)
Corporate	(2,747)	(2,454)	12%	(5,112)	(5,070)	1%
Consolidated	$8,053	$12,227	(34%)	$13,934	$17,613	(21%)

* Please refer to the Non-GAAP Financial Measures section for a definition of Adjusted OIBDA and a reconciliation from Adjusted OIBDA to the most directly comparable GAAP financial measure.

Discussion and Results

“During the second quarter, we continued to expand our multi-media presence and capabilities while delivering unique on-air, digital and experiential offerings to our audiences,” said Raúl Alarcón, Chairman and CEO.  “While our financial results were impacted by an accrual of a franchise tax liability, we continue to make progress from an operational perspective. Our total audience share is growing, driven by our radio stations which remain among the most highly rated across key Latino markets nationwide and further penetration of our LaMusica mobile entertainment platform. We enter the second half of the year with a sharp focus on further leveraging our innovative multi-media platform and capabilities and delivering targeted and engaged Latino audiences to our advertising partners.”

Quarter End Results

For the quarter-ended June 30, 2017, consolidated net revenues totaled $34.2 million compared to $35.3 million for the same prior year period, resulting in a decrease of $1.1 million or 3%.  Our radio segment net revenues decreased $0.2 million or less than 1%, due to decreases in national and local revenue, which were partially offset by increases in special events.  Our local sales decreased in our Los Angeles, Chicago, Puerto Rico and New York markets, while our national sales decreased in our Los Angeles, New York, Puerto Rico and Chicago markets.  Our special events revenue increased primarily in our San Francisco market.  Our television segment net revenues decreased $0.9 million or 24%, due to decreases in local sales.

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Consolidated Adjusted OIBDA, a non-GAAP measure, totaled $8.1 million compared to $12.2 million for the same prior year period, representing a decrease of $4.2 million or 34%. Our radio segment Adjusted OIBDA decreased $3.3 million or 24%, primarily due to an increase in operating expenses of $3.2 million and a decrease in net revenues of $0.1 million.  Radio station operating expenses increased mainly due to increases in special events, taxes and licenses, barter, legal and Aire network related affiliate compensation expenses partially offset by reductions in transmitter rents, compensation and benefits, severance expenses and music license fees.  Our television segment Adjusted OIBDA decreased $0.6 million, due to the decrease in operating expenses of $0.3 million offsetting the decrease in net revenues of $0.9 million.  Television station operating expenses decreased primarily due to reductions in programming related production costs, an increase in production tax credits, and decreases in barter expense, partially offset by an increase in legal fees related to the acquisition of the production tax credits.  Our corporate Adjusted OIBDA increased $0.3 million or 12%, mostly due to an increase in compensation and benefits and professional fees.

Operating income totaled $16.5 million compared to $11.0 million for the same prior year period, representing an increase of $5.5 million or 50%.  This increase was primarily due to the gain on the sale of our Los Angeles facility partially offset by the decrease in net revenues, the increase in operating expenses and recapitalization costs.

Six Months Ended Results

For the six-months ended June 30, 2017, consolidated net revenues totaled $65.5 million compared to $66.9 million for the same prior year period, resulting in a decrease of $1.3 million or 2%.  Our radio segment net revenues decreased $0.4 million or 1%, due to decreases in national, network, and local revenue, which were partially offset by increases in special events and digital sales.  Our local sales decreased in our Los Angeles, Chicago, New York and Puerto Rico markets, while our national sales decreased in our Los Angeles, Chicago, New York, and Puerto Rico markets.  Our special events revenue increased primarily in our San Francisco and Los Angeles markets.  Our television segment net revenues decreased $0.9 million or 13%, due to a decrease in local sales offset by an increase in national sales.

Consolidated Adjusted OIBDA, a non-GAAP measure, totaled $13.9 million compared to $17.6 million for the same prior year period, representing a decrease of $3.7 million or 21%.  Our radio segment Adjusted OIBDA decreased $3.4 million or 15%, primarily due to an increase in operating expenses of $3.0 million and a decrease in net revenues of $0.4 million.  Radio station operating expenses increased mainly due to special events, taxes and licenses, Aire network related affiliate compensation, rating services and the acquisition of digital programming content partially offset by lower compensation and benefits, commissions, marketing and transmitter rent expenses.  Our television segment Adjusted OIBDA decreased $0.2 million, due to the decrease in station operating expenses of $0.7 million, and the decrease in net revenues of $0.9 million.  Television station operating expenses decreased primarily due to decreases in barter and commissions expenses partially offset by increases in originally produced programming costs.  Our corporate Adjusted OIBDA decreased by less than $0.1 million or 1%, mostly due to an increase in compensation and benefits partially offset by a decrease in professional fees.

Operating income totaled $20.3 million compared to $14.8 million for the same prior year period, representing an increase of $5.5 million or 38%.  This increase was primarily due to the gain on the sale of our Los Angeles facility partially offset by the decrease in net revenues, the increase in operating expenses and recapitalization costs.

Second Quarter 2017 Conference Call

We will host a conference call to discuss our second quarter 2017 financial results on Wednesday, August 16, 2017 at 11:00 a.m. Eastern Time.  To access the teleconference, please dial 412-317-5441 ten minutes prior to the start time.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Wednesday, August 30, 2017 which can be accessed by dialing 877-344-7529 (U.S.) or 412-317-0088 (Int’l), passcode: 10111265.

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at http://www.spanishbroadcasting.com/webcasts-presentations. A seven day archived replay of the webcast will also be available at that link.

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About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. owns and operates 17 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Spanish Tropical, Regional Mexican, Spanish Adult Contemporary, Top 40 and Latin Rhythmic format genres. SBS also operates AIRE Radio Networks, a national radio platform which creates, distributes and markets leading Spanish-language radio programming to over 250 affiliated stations reaching 93% of the U.S. Hispanic audience.  SBS also owns MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and owns multiple bilingual websites, including www.LaMusica.com, an online destination and mobile app providing content related to Latin music, entertainment, news and culture. For more information, visit us online at www.spanishbroadcasting.com.

Forward Looking Statements

This press release contains certain forward-looking statements.  These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations.  “Forward-looking” statements, as such term is defined by the Securities Exchange Commission in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, our recapitalization plan, growth and acquisition strategies, investments and future operational plans.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.  These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, those identified in our reports filed with the Securities and Exchange Commission including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.  All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

(Financial Table Follows)

Contacts:
Analysts and Investors	Analysts, Investors or Media
Joseph A. Garcia	Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
(305) 441-6901	(212) 986-6667

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Below are the Unaudited Condensed Consolidated Statements of Operations for the three- and six-months ended June 30, 2017 and 2016.

	Three Months Ended June 30,		Six Months Ended June 30,
Amounts in thousands, except per share amounts	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Net revenue	$34,181	$35,260	$65,531	$66,873
Station operating expenses	23,381	20,564	46,485	44,181
Corporate expenses	2,793	2,549	5,237	5,542
Depreciation and amortization	1,111	1,165	2,243	2,415
Gain on the disposal of assets, net of disposal costs	(12,826)	—	(12,827)	(3)
Recapitalization costs	3,263	—	4,089	—
Other operating gains	—	(26)	—	(26)
Operating income	16,459	11,008	20,304	14,764
Interest expense, net	(9,328)	(10,053)	(19,315)	(20,089)
Dividends on Series B preferred stock classified as interest expense	(2,433)	(2,434)	(4,866)	(4,867)
Income (loss) before income taxes	4,698	(1,479)	(3,877)	(10,192)
Income tax expense	2,131	2,300	4,394	4,903
Net income (loss)	2,567	(3,779)	(8,271)	(15,095)
Net income (loss) per common share:
Basic & Diluted	$0.35	$(0.52)	$(1.14)	$(2.08)
Weighted average common shares outstanding:
Basic & Diluted	7,267	7,267	7,267	7,267

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Non-GAAP Financial Measures

Adjusted Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructuring Costs, and Recapitalization Costs excluding non-cash stock-based compensation (“Adjusted OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States.  However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions.  This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations.  However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP.  Adjusted OIBDA does not present station operating income as defined by our Indenture governing the Notes.  In addition, because Adjusted OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile Adjusted OIBDA to operating income (loss) for each segment and consolidated operating income (loss), which is the most directly comparable GAAP financial measure.

	For the Three-Months Ended June 30, 2017
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$8,053	10,675	125	(2,747)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	46	—	—	46
Depreciation and amortization	1,111	460	559	92
Gain on the disposal of assets, net of disposal costs	(12,826)	(12,826)	—	—
Recapitalization costs	3,263	—	—	3,263
Other operating gains	—	—	—	—
Operating Income (Loss)	$16,459	23,041	(434)	(6,148)

	For the Three-Months Ended June 30, 2016
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$12,227	13,975	706	(2,454)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	80	(15)	—	95
Depreciation and amortization	1,165	475	584	106
Gain on the disposal of assets, net of disposal costs	—	—	—	—
Recapitalization costs	—	—	—	—
Other operating gains	(26)	—	—	(26)
Operating Income (Loss)	$11,008	13,515	122	(2,629)

	For the Six-Months Ended June 30, 2017
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$13,934	19,564	(518)	(5,112)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	125	—	—	125
Depreciation and amortization	2,243	936	1,118	189
Gain on the disposal of assets, net of disposal costs	(12,827)	(12,826)	(1)	—
Recapitalization costs	4,089	—	—	4,089
Other operating gains	—	—	—	—
Operating Income (Loss)	$20,304	31,454	(1,635)	(9,515)

Spanish Broadcasting System, Inc.	Page 6

	For the Six-Months Ended June 30, 2016
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
Adjusted OIBDA	$17,613	22,998	(315)	(5,070)
Less expenses excluded from Adjusted OIBDA but included in operating income (loss):
Stock-based compensation	463	(9)	—	472
Depreciation and amortization	2,415	963	1,247	205
Gain on the disposal of assets, net of disposal costs	(3)	(3)	—	—
Recapitalization costs	—	—	—	—
Other operating gains	(26)	—	—	(26)
Operating Income (Loss)	$14,764	22,047	(1,562)	(5,721)

Non-GAAP Reporting Requirement under our Senior Secured Notes Indenture

Under the Indenture, we are to provide our Noteholders a statement of our “Station Operating Income for the Television Segment,” as defined by the Indenture, for the twelve-month period ended June 30, 2017 and 2016, and a reconciliation of “Station Operating Income for the Television Segment” to the most directly comparable financial measure calculated in accordance with GAAP.  In addition, we are to provide our “Secured Leverage Ratio,” as defined by the Indenture, as of June 30, 2017.

Included below is the table that reconciles “Station Operating Income for the Television Segment” to the most directly comparable GAAP financial measure. Also included is our “Secured Leverage Ratio” as of June 30, 2017.

	Twelve-Months Ended	Quarters Ended
	June 30,	June 30,	March 31,	December 31,	September 30,
(Unaudited and in thousands)	2017	2017	2017	2016	2016
Station Operating Income for the Television Segment, as defined by the Indenture	$693	196	(677)	940	234
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	2,249	559	559	563	568
Non-cash barter (income) expense	41	64	(35)	(66)	78
Other	65	7	—	—	58
GAAP Operating Loss for the Television Segment	$(1,662)	(434)	(1,201)	443	(470)

	Twelve-Months Ended	Quarters Ended
	June 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Station Operating Income for the Television Segment, as defined by the Indenture	$316	885	(726)	679	(522)
Less expenses excluded from Station Operating Income for the Television Segment, as defined by the Indenture, but included in operating income (loss):
Depreciation and amortization	2,520	584	663	643	630
Non-cash barter (income) expense	776	177	285	132	182
Other	121	2	10	44	65
GAAP Operating Loss for the Television Segment	$(3,101)	122	(1,684)	(140)	(1,399)

As of June 30, 2017
Secured Leverage Ratio, as defined by the Indenture	5.8

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Unaudited Segment Data

We have two reportable segments: radio and television.  The following summary table presents separate financial data for each of our operating segments:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(In thousands)		(In thousands)
Net revenue:
Radio	$31,279	$31,429	$59,503	$59,954
Television	2,902	3,831	6,028	6,919
Consolidated	$34,181	$35,260	$65,531	$66,873
Engineering and programming expenses:
Radio	$5,672	$6,112	$11,871	$12,144
Television	1,146	1,474	3,564	3,604
Consolidated	$6,818	$7,586	$15,435	$15,748
Selling, general and administrative expenses:
Radio	$14,932	$11,327	$28,068	$24,803
Television	1,631	1,651	2,982	3,630
Consolidated	$16,563	$12,978	$31,050	$28,433
Corporate expenses:	$2,793	$2,549	$5,237	$5,542
Depreciation and amortization:
Radio	$460	$475	$936	$963
Television	559	584	1,118	1,247
Corporate	92	106	189	205
Consolidated	$1,111	$1,165	$2,243	$2,415
Gain on the disposal of assets, net of disposal costs:
Radio	$(12,826)	$—	$(12,826)	$(3)
Television	—	—	(1)	—
Corporate	—	—	—	—
Consolidated	$(12,826)	$—	$(12,827)	$(3)
Recapitalization costs:
Radio	$—	$—	$—	$—
Television	—	—	—	—
Corporate	3,263	—	4,089	—
Consolidated	$3,263	$—	$4,089	$—
Other operating gains:
Radio	$—	$—	$—	$—
Television	—	—	—	—
Corporate	—	(26)	—	(26)
Consolidated	$—	$(26)	$—	$(26)
Operating income (loss):
Radio	$23,041	$13,515	$31,454	$22,047
Television	(434)	122	(1,635)	(1,562)
Corporate	(6,148)	(2,629)	(9,515)	(5,721)
Consolidated	$16,459	$11,008	$20,304	$14,764

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Selected Unaudited Balance Sheet Information and Other Data:

As of
(Amounts in thousands)	June 30, 2017
Cash and cash equivalents	$16,234
Total assets	$437,532
12.5% Senior Secured Notes due 2017, net	$264,664
Other debt	11
Total debt	$264,675
Series B preferred stock	$90,549
Accrued Series B preferred stock dividends payable	70,165
Total	$160,714
Total stockholders' deficit	$(122,161)
Total capitalization	$303,228

	For the Six Months Ended June 30,
	2017	2016
Capital expenditures	$450	$1,752
Cash paid for income taxes	$28	$105